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                              AMENDED AND RESTATED
                             DISTRIBUTION AGREEMENT
                                  (May 1, 2003)

Amended and Restated Distribution Agreement as of May 1, 2003 by and between METROPOLITAN SERIES FUND, INC., a corporation organized under the laws of Maryland (the "Fund"), and METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (the "Distributor") restates the Distribution Agreement, dated May 16, 1983, between the Fund and the Distributor, as amended on May 1, 1986, May 16, 1993, December 1, 2000, February 6, 2001 and August 6, 2002

                              W I T N E S S E T H:

WHEREAS, the fund is registered under the Investment Company Act of 1940 (the "Investment Company Act") as a diversified open-end management investment company and it is affirmatively in the interest of the Fund to offer its shares for sale continuously, pursuant to a prospectus (as now and hereafter amended or supplemented, the "Prospectus") currently effective under the Securities Act of 1933 (the "Securities Act"); and

WHEREAS, the Fund is comprised of separate portfolios, certain of which are listed on Schedule A attached hereto (the "Portfolios"), each of which pursues its investment objectives through separate investment policies; and

WHEREAS, the Distributor is a broker-dealer registered with the Securities and Exchange Commission; and

WHEREAS, the Fund and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of each class of shares of the common stock, par value $.01 per share, of the Fund's Portfolios (the "shares"), in order to promote the growth of the Fund and facilitate the distribution of its shares.

NOW, THEREFORE, the parties agree as follows:

Section 1. Appointment of the Distributor.

The Fund hereby appoints the Distributor as the principal underwriter and distributor of the Fund to offer and sell shares of the Portfolios, and the Distributor hereby accepts such appointment. The Fund during the term of this Agreement shall sell its shares to pursuant to orders obtained by the Distributor, at net asset value as set forth in the Prospectus, and upon the terms and conditions set forth below.

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Section 2. Exclusive Nature of Duties.

The Distributor shall be the exclusive representative of the Fund to act as principal underwriter and distributor with respect to the Portfolios.

Section 3. Sale and Redemption of Shares of the Fund.

(a) Orders for the purchase and redemption of the Portfolios' shares (and payment for shares, in the case of a purchase) shall be transmitted directly from the purchasers to the Fund or its agent.

(b) The Fund shall have the right to suspend the redemption of shares of any of its Portfolios pursuant to the conditions set forth in the Prospectus. The Fund shall also have the right to suspend the sale of shares of any or all of its Portfolios at any time when it is authorized to suspend redemption of such shares.

(c) The Fund will give the Distributor prompt notice of any such suspension and shall promptly furnish such other information in connection with the sale and redemption of Fund shares as the Distributor reasonably requests.

(d) The Fund (or its agent) will make appropriate book entries upon receipt by the Fund (or its agent) of orders and payments for shares or requests for redemption thereof, and will issue and redeem shares and confirm such transactions in accordance with applicable laws and regulations.

(e) Any of the outstanding shares of the Portfolios may be tendered for redemption at any time, and the Fund agrees to redeem any such shares to tendered in accordance with the applicable provisions of the Prospectus and the Fund's Articles of Incorporation. The redemption price shall be the net asset value per share next determined after the initial receipt of proper notice of redemption.

Section 4. Duties of the Fund.

(a) The Fund shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distributor of shares of the Fund. The Fund shall also make available to the Distributor such number of copies of its Prospectus as the Distributor shall reasonably request.

(b) The Fund shall take, from time to time, but subject to the necessary approval of its shareholders, all necessary action to fix the number of its authorized shares in each Portfolio and to register shares under the Securities Act, to the end that there will be available for sale such number of shares in each Portfolio as may reasonably be expected to be sold and issued.

(c) The Fund shall use its best efforts to qualify and maintain the qualification of an appropriate number of shares of each of its Portfolios for sale under the securities laws of such states as the Distributor and the Fund may approve, if such qualification is required by such securities laws. Any such qualification may withheld, terminated or withdrawn by the Fund at any time in its discretion. The Distributor shall furnish such information and other material relating to its

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affairs and activities as may be required by the Fund in connection with such qualification and with registration under the Securities Act.

(d) The Fund will furnish, in reasonable quantities upon request by the Distributor, copies of annual and interim reports of the Fund.

Section 5. Duties of the Distributor.

(a) The Distributor shall devote reasonable time and effort to effect sales of shares of the Fund, but it shall not be obligated to sell any specific number of shares in any Portfolios.

(b) In selling the shares of the Portfolios, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all federal and state laws and regulations and the regulations of the National Association of Securities Dealers, Inc. (the "NASD"), relating to the sale of such securities. Neither the Distributor nor any other person is authorized by the Fund to give any information or to make any representation, other than those contained in the registration statement or related Prospectus and any sales literature authorized by responsible officers of the Distributor.

(c) The Distributor shall act as an independent contractor and nothing herein contained shall constitute the Distributor, its agents or representatives, or any employees thereof as employees of the Fund in connection with the sale of shares of the Portfolios.

The Distributor is responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

The Distributor will maintain at is own expense insurance against public liability in such an amount as the Fund and the Distributor may from time to time agree.

Section 6. Payment of Expenses.

(a) The parties acknowledge that the Fund has created multiple classes for its Portfolios (which Portfolios are referred to herein as "Multiple-Class Portfolios").

(b) As to the shares of any Portfolio that is not a Multiple-Class Portfolio (i.e., a "Single Class Portfolio"), and as to each Multiple-Class Portfolio's class of shares (the "Class A" shares) that is not subject to a distribution plan under Investment Company Act Rule 12b-1 (a "Rule 12b-1 Plan"), the Distributor will, from its own resources, pay (or cause to be paid) all distribution expenses and costs i.e., those arising from any activity which is primarily intended to result in the sale of such shares.

(c)

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     (i) The Distributor, on behalf of the Fund, is hereby authorized, from time to time, to (i) enter into separate written agreements ("Service or Sales Agreements"), on terms and conditions not inconsistent with this Agreement, with (A) insurance companies ("Insurance Companies") that are eligible to purchase the Portfolios' shares and that agree to service or to participate in distributing the shares, directly or through their affiliated broker-dealers, by means of the distribution of such Purchasers' variable annuity contracts and variable life insurance policies that will be funded with such shares (collectively "Variable Products"); or with (B) other broker-dealers or other financial intermediaries (along with any Insurance Companies, "Purchasers") which agree to service and/or sell shares to eligible tax-exempt benefit plans ("Qualified Plans"); and to use their best efforts to solicit applications for such Variable Products or Qualified Plans.

     (ii) The Distributor may not enter into any Service or Sales Agreement for Class B or Class E shares with any Purchaser that is more favorable than that maintained with any other Purchaser, except that not all Multiple or Single Class Portfolios of the Fund need be made available for investment by all participating purchasers, separate accounts, Variable Products, or Qualified Plans. The Board of Directors of the Fund may, in its sole discretion, determine that certain Portfolios and classes of shares of the Fund shall be available only to certain types of Variable Products, Qualified Plans or to a single Purchaser.

     (iii) As compensation to the Distributor for services rendered and expenses borne as a Distributor hereunder, each Multiple-Class Portfolio shall pay the Distributor a monthly fee (payable on or before the fifth (5th) business day of the following month) at a rate equal to 0.25% per annum of the average daily net assets of the Portfolio attributable to Class B shares with respect to which the Distributor provides services and/or assumes expenses under the Fund's Rule 12b-1 Plan applicable to those shares. The Distributor may, but need not, be obligated to pay the Purchasers service or distribution fees pursuant to Service or Sales Agreements, as described in subsection (i) hereof.

     (iv) As compensation to the Distributor for services rendered and expenses borne as a Distributor hereunder, each Multiple-Class Portfolio shall pay the Distributor a monthly fee (payable on or before the fifth (5th) business day of the following month) at a rate equal to 0.15% per annum of the average daily net assets of the Portfolio attributable to Class E shares with respect to which the Distributor provides services and/or assumes expenses under the Fund's Rule 12b-1 Plan applicable to those shares. The Distributor may, but need not, pay the Purchasers service or distribution fees pursuant to Service or Sales Agreements, as described in subsection (i) hereof.

     (v) The Distributor shall furnish to the Fund, at least quarterly, reports as to the sales of the Fund's Class B or Class E shares made pursuant to this Agreement. These reports may be combined with any similar report prepared by the Distributor or other entity.

     (vi) The Distributor may also apply amounts it receives from the Fund pursuant to this Agreement to compensate itself for certain services rendered and expenses borne. These and the application of all other payments pursuant to this Section 6(c) shall comply in

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     all respects with the terms of the Rule 12b-1 Plan (as in effect from time to time) that apply to those payments.

     (vii) Except to the extent paid for out of payments pursuant to a Rule 12b-1 plan in compliance with this Section 6(c), the Distributor will, from its own resources, pay (or cause to be paid) all distribution expenses and costs relating to Class B or Class E shares.

Section 7. Indemnification.

The Distributor shall indemnify and hold harmless the Fund and each of its directors and officers (or former officers and directors) and each person, if any, who controls the Fund (collectively, "Indemnitees") against any loss, liability, claim, damage, or expense (including the reasonable cost of investigating and defending against the same and any counsel fees reasonably incurred in connection therewith) incurred by any Indemnitees under the Securities Act or under common law or otherwise which arise out of or are based upon (1) any untrue or alleged untrue statement of a material fact contained in information furnished by the Distributor to the Fund for use in the Fund's registration statement, Prospectus, or annual or interim reports to shareholders, (2) any omission or alleged omission to state a material fact in connection with such information furnished by the Distributor to the Fund which is required to be stated in any of such documents or necessary to make such information not misleading, (3) any misrepresentation or omission or alleged misrepresentation or omission to state a material fact on the part of the Distributor or any agent or employee of the Distributor or any other person for whose acts the Distributor is responsible, unless such misrepresentation or omission or alleged misrepresentation or omission was made in reliance on written information furnished by the Fund, or (4) the willful misconduct or failure to exercise reasonable care and diligence on the part of any such persons with respect to services rendered under this Agreement.

In case any action shall be bought against any Indemnitee, the Distributor shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Indemnitee, unless the Indemnitee shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnitee (or after the Indemnitee shall have received notice of such service on any designated agent), but failure to notify the Distributor or any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Distributor will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Indemnitees which are defendants in the suit. In the event the Distributor elects to assume the defense of any such suit and retain such counsel, the Indemnitees which are defendants in the suit shall bear the fees and expenses of any additional counsel retained by them, but, in case the Distributor does not elect to assume the defense of any such suit the Distributor will reimburse the Indemnitees which are defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

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The Distributor shall promptly notify the Fund of the commencement of any litigation or proceedings in connection with the issuance or sale of the shares.

Section 8. Duration and Termination of This Agreement.

(a) This Agreement shall become effective as of the date first above written and shall remain in force as to any class of shares of any Portfolio until May 1, 2005 and thereafter, but only so long as continuance as to such Portfolio and class is specifically approved at least annually by the Board of Directors of the Fund, including a majority of those Directors who are not parties to this Agreement or interested persons of any such party, in person at a meeting called for the purpose of voting upon such approval.

(b) This Agreement may be terminated as to any or all Portfolios or classes of shares, without payment of any penalty:

     (i)  by the Board of Directors of the Fund,
     (ii) by vote of a majority of the outstanding voting securities of the affected Portfolio or class,
     (iii) by the Distributor, or
     (iv) in the case of Class B or Class E shares of any Portfolio, by the directors who are not parties to this Agreement or interested persons of any such party;

in each case, effective on sixty days' written notice to the other party. This Agreement shall automatically terminate as to any Portfolio or class in the event of its assignment with respect to that Portfolio or class.

(c) The terms "vote of a majority of the outstanding voting securities" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

Section 9. Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

Section 10. Certain Amendments.

Any amendment to this Agreement shall be effective as to a Portfolio or class of shares only if it has been approved as to that Portfolio or class by the Board of Directors of the Fund, including a majority of those Directors that are not parties to this Agreement or interested persons of any such party, in person at a meeting called for the purpose of voting upon such approval.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amended and Restated Distribution Agreement on this the 1st day of May 2003.

                                             METROPOLITAN SERIES FUND, INC.


                                             -----------------------------------
                                             By: John F. Guthrie
                                             Title: Vice President


                                             METROPOLITAN LIFE INSURANCE COMPANY


                                             -----------------------------------
                                             By: Hugh C. McHaffie
                                             Title: Senior Vice President

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                                   Schedule A

State Street Research Aggressive Growth Portfolio
State Street Research Diversified Portfolio
State Street Research Investment Trust Portfolio
State Street Research Aurora Portfolio
State Street Research Large Cap Value Portfolio
Putnam International Stock Portfolio
Met/Putnam Voyager Portfolio
Harris Oakmark Large Cap Value Portfolio
Janus Mid Cap Portfolio
Neuberger Berman Partners Mid Cap Value Portfolio
Scudder Global Equity Portfolio
T. Rowe Price Large Cap Growth Portfolio
T. Rowe Price Small Cap Growth Portfolio
Lehman Brothers Aggregate Bond Index Portfolio
MetLife Stock Index Portfolio
MetLife Mid Cap Stock Index Portfolio
Morgan Stanley EAFE Index Portfolio
Russell 2000 Index Portfolio
Franklin Templeton Small Cap Growth Portfolio

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